SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
            SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                   MINNESOTA MINING AND MANUFACTURING COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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    Items 22(a)(2) of Schedule A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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[ ]  Fee paid previously with preliminary materials.

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LIVIO D. DESIMONE
Chairman of the Board and
Chief Executive Officer

March 25, 1996

Dear Stockholder:

We cordially invite you to attend the 1996 Annual Meeting of Stockholders, which will be held on Tuesday, May 14, 1996, at 10 a.m. at the St. Paul Civic Center, 143 West Fourth Street, St. Paul, Minnesota.

The notice of the meeting and the proxy statement on the following pages cover the formal business of the meeting. The meeting will consider the election of directors, the ratification of the appointment of auditors for the coming year, and a stockholder proposal. I will report on current operations and discuss our plans for growth. We also will leave plenty of time for your questions and comments.

The fine attendance of our stockholders at annual meetings over the years has been very helpful in maintaining good communications and understanding. We sincerely hope you will be able to be with us.

Please date, sign and return the enclosed proxy in the envelope provided. Two attendance cards to the 1996 Annual Meeting are enclosed.

Cordially,

/s/ Livio D. DeSimone



                   MINNESOTA MINING AND MANUFACTURING COMPANY
                      3M CENTER, ST. PAUL, MINNESOTA 55144

                            NOTICE OF ANNUAL MEETING
                     OF STOCKHOLDERS TO BE HELD MAY 14, 1996

To the Stockholders of
  Minnesota Mining and Manufacturing Company:

The Annual Meeting of Stockholders of Minnesota Mining and Manufacturing Company will be held on Tuesday, May 14, 1996, at 10 a.m. at the St. Paul Civic Center, 143 West Fourth Street, St. Paul, Minnesota, for the following purposes:

1. To elect four directors of the Company to the 1999 Class and two directors to the remaining term of the 1997 Class (see page 2 of the Proxy Statement).

2. To ratify the appointment of Coopers & Lybrand L.L.P., independent accountants, to audit the books and accounts of the Company for the year 1996 (page 19).

3.   To act upon a stockholder proposal pertaining to reincorporation (page 20).

4. To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed March 15, 1996, as the record date for the determination of stockholders entitled to vote at the Annual Meeting and to receive notice thereof. The transfer books of the Company will not be closed. Examination of the list of stockholders entitled to vote can be arranged at the office of Roger P. Smith, Secretary, 3M Center, St. Paul, Minnesota, during the period of ten days prior to the meeting.

STOCKHOLDERS ARE ENCOURAGED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. TWO ATTENDANCE CARDS TO THE 1996 ANNUAL MEETING ARE ENCLOSED.

                                             /s/ Roger P. Smith
                                             ROGER P. SMITH
                                             SECRETARY
March 25, 1996


                   MINNESOTA MINING AND MANUFACTURING COMPANY
                      3M CENTER, ST. PAUL, MINNESOTA 55144
                                 March 25, 1996

PROXY STATEMENT FOR 1996 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished to stockholders by the Board of Directors for solicitation of proxies for use at the Annual Meeting of Stockholders on Tuesday, May 14, 1996, at 10 a.m., and at all adjournments thereof, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised in any of the following ways: (1) by a written instruction to the Office of the Secretary reasonably indicating the stockholder's desire to revoke an existing proxy; (2) by signing and returning to the Company a proxy with a more recent date than that of the proxy first given; or (3) by signing and returning a floor ballot at the meeting of stockholders.

The Company will bear the cost of preparing, printing and mailing material in connection with this solicitation of proxies. In addition to the use of the mails, solicitations may be made by regular employees of the Company personally and by telephone. The Company intends to reimburse brokerage firms, banks and others for their reasonable out-of-pocket expenses, including clerical expenses, in forwarding proxy material to beneficial owners of stock or otherwise in connection with this solicitation of proxies. The Company has retained Georgeson & Co., Inc., to assist in the solicitation at a cost of approximately $15,000, plus reasonable out-of-pocket expenses.

The Company anticipates that the proxy statement and the form of proxy enclosed will first be sent to its stockholders on or about March 25, 1996.

The Company's Board of Directors has adopted a policy that all stockholder meeting proxies, ballots and tabulations that identify stockholders are to be maintained in confidence, and no such document shall be available for examination, nor shall the identity and vote of any stockholder be disclosed, except as may be necessary to meet applicable legal requirements and to allow the inspectors of election to certify the results of the stockholder vote. The policy also provides that inspectors of election for stockholder votes shall be independent and shall not be employees of the Company.

RECORD DATE AND VOTING SECURITIES
Only stockholders of record at the close of business on March 15, 1996, are entitled to vote at the Annual Meeting. As of February 29, 1996, the Company had outstanding and entitled to vote 418,602,033 shares of common stock without par value.

DIVIDEND REINVESTMENT PLAN
Shares held for the account of persons participating in the Company's dividend reinvestment plan will be voted automatically in accordance with the vote indicated by the stockholder of record on the proxy and, if no choice is indicated, both record shares and shares held in the Company's dividend reinvestment plan will be voted FOR Items 1 and 2 and AGAINST Item 3. If the stockholder does not vote the shares held of record, the individual's shares held in the dividend reinvestment account will not be voted.

ITEM 1. ELECTION OF DIRECTORS

NUMBER OF NOMINEES AND CLASSIFICATION
The Restated Certificate of Incorporation of the Company, as amended, and the Bylaws of the Company, as amended, provide that the Board of Directors shall consist of such number of directors as shall be fixed from time to time by resolution of the Board of Directors. At its meeting of February 12, 1996, the Board of Directors fixed the number of directors constituting the entire Board at 13, effective as of the date of the 1996 Annual Meeting.

The Restated Certificate of Incorporation divides the Board into three classes. Five directors have terms of office that expire at the 1996 Annual Meeting, and four of these directors are standing for reelection for a three-year term as members of the 1999 Class. These four are Ronald A. Mitsch, Rozanne L. Ridgway, Frank Shrontz, and Louis W. Sullivan. Mr. Hammerly elected to take early retirement and is not standing for reelection at the 1996 Annual Meeting. Mr. Eaton has announced his plans to take early retirement and has resigned his position as a director in the 1997 Class, effective at the date of the Annual Meeting. The remaining three directors in the 1997 Class are continuing to serve until the 1997 Annual Meeting; and the four directors in the 1998 Class are continuing to serve until the 1998 Annual Meeting.

All nominees for election to the Board of Directors to the 1999 Class at the 1996 Annual Meeting will be elected for a term of three years and shall serve until their terms expire at the 1999 Annual Meeting or until their successors are duly elected and have been qualified.

In order to more evenly balance the three respective classes of Directors, two new nominees are standing for election for the remaining term of the 1997 Class for the first time. The new nominees are Ronald O. Baukol and W. George Meredith. They will be elected for a term of one year and shall serve until their terms expire at the 1997 Annual Meeting or until their successors are duly elected and have been qualified.

The persons named as proxies intend to vote the proxies for the election of the six nominees to the Board of Directors or, if any of the nominees should be unavailable to serve as a director, an event which is not anticipated, the persons named as proxies reserve full discretion to vote for any other persons who may be nominated.

INFORMATION AS TO NOMINEES AND INCUMBENT DIRECTORS
The nominees and incumbent directors, their age, principal occupation or position with the Company (shown in italics), experience, the year first elected as a director, and common stock beneficially owned on February 29, 1996, are shown on the following pages.

"Shares held" include: stock held in joint tenancy, stock owned as tenants in common, stock owned or held by spouse or other members of the nominee's household, and stock in which the nominee either has or shares voting and/or investment power, even though the nominee disclaims any beneficial interest in such stock. Options exercisable within 60 days after February 29, 1996, are shown separately.

"Shares held as deferred stock" by nonemployee directors represent the number of shares of the Company's common stock, as of December 31, 1995, which the directors will receive upon termination of membership on the Board of Directors for any reason. These shares result from the voluntary election by the nonemployee directors to defer the payment of directors fees otherwise payable in cash into such deferred stock. No shares of common stock have as yet been issued, and the directors have neither voting nor investment powers in these shares of deferred stock.

As of February 29, 1996, executive officers and directors as a group "beneficially owned" 468,948 shares and held options exercisable within 60 days after that date for 952,926 shares. All officers and directors as a group owned beneficially less than one half of one percent (0.5%) of the outstanding common stock of the Company.

None of the nominees or incumbent directors is related to any other nominee or to any executive officer of the Company or its subsidiaries by blood, marriage or adoption. Except for current employees of the Company and Mr. Jacobson, no nominee or incumbent director has been an employee of the Company within the past five years.

During 1995, the Company retained the law firm of Gibson, Dunn & Crutcher with regard to various legal matters. Mrs. Peters is a partner in this firm.

NOMINEES FOR ELECTION TO THE 1999 CLASS:

[PHOTO] RONALD A. MITSCH, 61, Vice Chairman of the Board and Executive Vice President, Industrial and Consumer Sector and Corporate Services; Member of the Executive and Finance Committees. Dr. Mitsch joined 3M in 1960 as a senior chemist in the central research laboratories and served in several laboratory assignments until he was named Managing Director of 3M Netherlands in 1979. In 1981, Dr. Mitsch was appointed Research and Development Vice President for the Life Sciences Sector. He was elected Group Vice President for the Traffic and Personal Safety Products Group in 1985; Senior Vice President, Research and Development in 1990; and Executive Vice President, Industrial and Consumer Sector and Corporate Services in 1991. He was elected Vice Chairman of the Board in 1995. Dr. Mitsch is a director of Lubrizol Corporation, Shigematsu Works, Inc., Ltd., and the SEI Center for Advanced Studies in Management; and is a member of the Board of Trustees of Hamline University.

         DIRECTOR SINCE 1993              Shares Held................... 32,341*

         * Includes 6,804 shares of Profit Sharing Stock held by the Company and subject to forfeiture. Not included are options exercisable within 60 days: 3,394 shares at $29.45 per share; 3,138 shares at $31.85 per share; 2,764 shares at $36.18 per share; 2,486 shares at $40.20 per share; 2,260 shares at $44.23 per share; 2,088 shares at $47.88 per share; 10,010 shares at $52.55 per share; 11,754 shares at $54.23 per share; 22,600 shares at $56.63 per share; 1,992 shares at $50.20 per share; and 18,863 shares at $52.90 per share.

[PHOTO] ROZANNE L. RIDGWAY, 60, Co-Chair, previously President, The Atlantic Council of the United States, an association to promote better understanding of major international security, political and economic problems, Washington, D.C.; Member of the Board Organization and Compensation Committees. Ambassador Ridgway served in the U.S. Foreign Service from 1957 to 1989, including assignments as Ambassador for Oceans and Fisheries Affairs, Ambassador to Finland, to the German Democratic Republic, and from 1985 and until her retirement in 1989, Assistant Secretary of State for European and Canadian Affairs. She is a director of Bell Atlantic Corporation, The Boeing Company, Citicorp and Citibank, Emerson Electric Co., RJR Nabisco, Sara Lee Corporation, and Union Carbide; a trustee of Hamline University; and Chair, Baltic-American Enterprise Fund.

         DIRECTOR SINCE 1989              Shares Held ................... 1,181
                                          Shares Held as Deferred Stock.. 5,834

[PHOTO]  FRANK SHRONTZ, 64, Chairman of the Board and Chief Executive
         Officer, The Boeing Company, manufacturer and seller of aircraft and related products; Member of the Compensation and Public Issues Committees. Mr. Shrontz joined The Boeing Company in 1958. In 1973, he took leave of absence from Boeing to serve as Assistant Secretary of the Air Force and became Assistant Secretary of Defense in 1976. In 1977, Mr. Shrontz returned to Boeing. After several assignments, he was named President and a member of the Board of Directors of Boeing in 1985. In 1986, he was named Chief Executive Officer and, in 1988, Chairman of the Board. Mr. Shrontz is a director of Boise Cascade Corporation and Citicorp and a citizen regent on the Smithsonian Institution's Board of Regents. He is a member of the Washington Roundtable and Vice Chairman of the New American Schools Development Corporation. He is also a member of The Business Council and the Policy Committee of The Business Roundtable.

         DIRECTOR SINCE 1992              Shares Held.................... 3,031
                                          Shares Held as Deferred Stock..   585

[PHOTO] LOUIS W. SULLIVAN, 62, President, Morehouse School of Medicine, Atlanta, Georgia; Member of the Audit and Public Issues Committees. Since completion of his medical training, Dr. Sullivan has held both professional and administrative positions in health care facilities and medical training institutions. He joined Morehouse College as Professor of Biology and Medicine in 1975 and was the founding dean and director of the Medical Education Program at the college. He was named President of Morehouse School of Medicine in 1981. He served as Secretary, United States Department of Health and Human Services, from 1989 to 1993. He returned to Morehouse School of Medicine in 1993. Dr. Sullivan is a director of Bristol-Myers Squibb Company, CIGNA Corporation, General Motors Corporation, Household International, Georgia Pacific Corporation and Equifax, Inc. He is also a director of the Boy Scouts of America; a trustee of the Little League Foundation; and a member of the National Medical Foundation.

         DIRECTOR SINCE 1993              Shares Held.................... 1,320
                                          Shares Held as Deferred Stock..   292

NOMINEES FOR ELECTION TO THE 1997 CLASS:

[PHOTO] RONALD O. BAUKOL, 58, Executive Vice President, International Operations. Mr. Baukol joined 3M as an engineer in the Medical Products Division laboratory in 1966 and served there until 1970, at which point he took leave to serve as a White House Fellow and later with the Environmental Protection Agency in Washington, D.C. Upon his return to 3M in 1972, he served in several general management capacities in 3M's health care businesses until being appointed General Manager of Riker Laboratories, Inc. in 1982. In 1984, Mr. Baukol was appointed Vice President and General Manager, Riker Laboratories, Inc. and in 1986, Chairman and Chief Executive, 3M United Kingdom PLC. He was elected Group Vice President, Pharmaceutical and Dental Products Group in 1989; Group Vice President, Medical Products Group, in 1990; Vice President, Asia Pacific, in 1991; Vice President, Asia Pacific, Canada and Latin America, in 1994; and Executive Vice President, International Operations, in 1995. Mr. Baukol is a director of Graco, Inc. and The Toro Company. He is also a member of the Advisory Council of the University of St. Thomas Center for Health and Medical Affairs, a Trustee of the United States Council for International Business, a member of the Board of Overseers of the Executive Council on Diplomacy, and a director of the Childrens' Health Care Foundation.

         NEW NOMINEE                      Shares Held................... 18,457*

         * Includes 661 shares of Profit Sharing Stock held by the Company and subject to forfeiture. Not included are options exercisable within 60 days: 2,948 shares at $31.85 per share; 3,394 shares at $29.45 per share; 2,764 shares at $36.18 per share; 4,239 shares at $40.20 per share; 9,600 shares at $44.23 per share; 3,693 shares at $47.88 per share; 4,918 shares at $54.23 per share; 9,600 shares at $56.63 per share; 1,992 shares at $50.20 per share; 2,565 shares at $53.35 per share; and 8,970 shares at $59.60 per share.

[PHOTO] W. GEORGE MEREDITH, 52, Executive Vice President, Life Sciences Sector and Corporate Services. Mr. Meredith joined 3M United Kingdom PLC in 1967 as a research supervisor and served in several materials control, distribution, and manufacturing capacities in Europe and the United Kingdom before being appointed Managing Director, Riker, United Kingdom, in 1980. In 1983, Mr. Meredith was appointed Managing Director, 3M Health Care, United Kingdom; in 1986, General Manager, Riker Laboratories, Inc.; in 1987, Vice President and General Manager, Riker Laboratories, Inc.; and in 1989, Division Vice President, 3M Pharmaceuticals. He was elected Group Vice President, Pharamaceutical and Dental Products Group in 1990; Group Vice President, Pharmaceuticals, Dental and Disposable Products in 1991; and Executive Vice President, Life Sciences Sector and Corporate Services in 1995.

         NEW NOMINEE                      Shares Held.................... 8,778*

         * Includes 475 shares of Profit Sharing Stock held by the Company and subject to forfeiture. Not included are options exercisable within 60 days: 3,138 shares at $31.85 per share; 944 shares at $29.45 per share; 2,764 shares at $36.18 per share; 2,486 shares at $40.20 per share; 2,260 shares at $44.23 per share; 3,490 shares at $47.88 per share; 9,600 shares at $56.63 per share; 1,968 shares at $54.23 per share; 9,600 shares at $50.20 per share; 3,732 shares at $52.95 per share; and 4,800 shares at $59.15 per share.

INCUMBENT DIRECTORS IN THE 1997 CLASS:

[PHOTO] ALLEN F. JACOBSON, 69, Director of various companies; Member of the Board Organization and Compensation Committees. Mr. Jacobson joined 3M in 1947 and served in several capacities until he was elected Chairman of the Board and Chief Executive Officer in 1986. He served in this capacity until his retirement from 3M in 1991. Mr. Jacobson is a director of Abbott Laboratories, Deluxe Corporation, Mobil Corporation, Northern States Power Company, Potlatch Corporation, Prudential Insurance Company, Sara Lee Corporation, Silicon Graphics, Inc., U.S. West, Inc., and Valmont Industries, Inc. He is also Senior Vice Chairman, United States Council for International Business and a member of the National Academy of Engineering.

         DIRECTOR SINCE 1983              Shares Held................... 80,338*

         * Not included are options exercisable within 60 days: 10,506 shares at $36.18 per share; 27,208 shares at $37.10 per share; 57,100 shares at $39.08 per share; 42,914 shares at $40.20 per share; and 43,140 shares at $44.23 per share.

[PHOTO] JERRY R. JUNKINS, 58, Chairman of the Board, President, and Chief Executive Officer, Texas Instruments Incorporated, manufacturer and seller of electronics and related products, Dallas, Texas; Member of the Audit and Board Organization Committees. Mr. Junkins joined Texas Instruments in 1959 as an engineer. In 1977, he became a Vice President of the company; in 1982, Executive Vice President; in 1985, President and Chief Executive Officer. In 1988, he also became Chairman of the Board. Mr. Junkins is a director of Caterpillar Inc. and The Procter & Gamble Company. He is Co-Chairman of The Business Roundtable and a member of the National Academy of Engineering, and The Business Council, and is a member of the board of trustees of Southern Methodist University.

         DIRECTOR SINCE 1994              Shares Held.................... 1,255

[PHOTO] AULANA L. PETERS, 54, Partner, Gibson, Dunn & Crutcher, a law firm, Los Angeles, California; Member of the Audit and Public Issues Committees. Mrs. Peters joined Gibson, Dunn & Crutcher as an Associate in 1973. In 1980, she was named a Partner in the firm and continued in the practice of law until 1984, when she accepted an appointment as Commissioner of the Securities and Exchange Commission. In 1988, after serving four years as Commissioner, she returned to the private practice of law as Partner in the Gibson, Dunn & Crutcher firm. Mrs. Peters is a member of the American and Los Angeles County Bar Associations and a member of the Regulatory Advisory Committee, New York Stock Exchange; and a director of Mobil Corporation and Northrop Grumman Corp.

         DIRECTOR SINCE 1990              Shares Held.................... 1,065
                                          Shares Held as Deferred Stock.. 5,128

INCUMBENT DIRECTORS IN THE 1998 CLASS:

[PHOTO] EDWARD A. BRENNAN, 62, Retired Chairman of the Board, President, and Chief Executive Officer, Sears, Roebuck and Co., a diversified company engaged in merchandising, Chicago, Illinois; Chairman of the Compensation and Member of the Public Issues Committees. Mr. Brennan joined Sears in 1956; was an Executive Vice President, 1978 to 1980; President and Chief Operating Officer for merchandising, 1980; Chairman and Chief Executive Officer, Sears Merchandise Group, 1981 to 1984; President and Chief Operating Officer, 1984 through 1985; and was elected Chairman of the Board and Chief Executive Officer of Sears, Roebuck and Co. in 1986. Mr. Brennan retired from Sears in 1995. He is a director of The Allstate Corporation, Dean Witter, Discover & Co., AMR Corporation and Unicom Corporation. He also is Chairman of the Board of Trustees, Marquette University; a trustee of DePaul University and Rush-Presbyterian-St. Luke's Medical Center; and a member of The Business Council.

         DIRECTOR SINCE 1986              Shares Held.................... 4,817
                                          Shares Held as Deferred Stock.. 2,738

[PHOTO] LIVIO D. DESIMONE, 59, Chairman of the Board and Chief Executive Officer; Chairman of the Board Organization, Executive, and Finance Committees. Mr. DeSimone joined 3M as a process engineer with 3M Canada in 1957. He served in various international and subsidiary capacities until his appointment in 1971 as Managing Director of 3M Brazil. In 1975, he served as General Manager, Building Service and Cleaning Products Division, before being appointed Area Vice President, Latin America. Mr. DeSimone was elected Vice President, Abrasives, Adhesives, Building Service and Chemicals Group, in 1979; Executive Vice President, Life Sciences Sector, in 1981; Executive Vice President, Industrial and Consumer Sector, in 1984; Executive Vice President, Industrial and Electronic Sector, in 1987; Executive Vice President, Information and Imaging Technologies Sector, in 1989; and Chairman of the Board and Chief Executive Officer, in 1991. He is a director of Cargill, Incorporated, Dayton Hudson Corporation, General Mills, Inc., and Vulcan Materials Company. He is also a director of National Junior Achievement Inc. and a trustee of the University of Minnesota Foundation. He is Chairman of the World Business Council for Sustainable Development.

         DIRECTOR SINCE 1986              Shares Held.................. 127,483*

         * Includes 59,868 shares of Profit Sharing Stock held by the Company and subject to forfeiture. Not included are options exercisable within 60 days; 2,764 shares at $36.18 per share; 2,486 shares at $40.20 per share; 2,260 shares at $44.23 per share; 2,088 shares at $47.88 per share; 17,785 shares at $51.95 per share; 21,191 shares at $52.55 per share; 1,992 shares at $50.20 per share; 45,400 at $56.63 per share; and 48,658 shares at $52.90 per share.

[PHOTO] ALLEN E. MURRAY, 67, Retired Chairman of the Board and Chief Executive Officer, Mobil Corporation, petroleum exploration and manufacturing and marketing of petroleum and petroleum-based products, Fairfax, Virginia; Chairman of the Audit and Member of the Board Organization Committees. Mr. Murray has been a director of Mobil Corporation since 1977; was Chairman of the Board, President, and Chief Executive Officer from 1986 until 1993; and Chairman of the Board and Chief Executive Officer until March 1994. He retired from Mobil in 1994. He is a director of Metropolitan Life Insurance Company, Lockheed Martin Corporation, Morgan Stanley Group Inc. and director of St. Francis Hospital. He is also an honorary director of the American Petroleum Institute, a trustee of New York University, and a member of the Chase Manhattan Bank International Advisory Committee, The Business Council, The Business Roundtable, the Council on Foreign Relations, and The Trilateral Commission.

         DIRECTOR SINCE 1985              Shares Held...................  3,065
                                          Shares Held as Deferred Stock. 12,059

[PHOTO] F. ALAN SMITH, 64, Retired Executive Vice President and Director, General Motors Corporation, manufacturer and seller of automobiles and automotive products, Detroit, Michigan; Member of the Audit and Board Organization Committees. Mr. Smith was a director of General Motors Corporation from 1981 until his retirement in 1992. He joined General Motors in 1956; was Treasurer, 1973 to 1975; Vice President, Finance, 1975 to 1978; Vice President of General Motors Corporation and President and General Manager of General Motors of Canada Limited, 1978 to 1981, when he was elected Executive Vice President, Finance. In 1988, he was elected Executive Vice President, Operating Staffs and Public Affairs and Marketing Staffs. He is chairman of Advanced Accessory Systems, Inc. and a director of TransPro, Inc. He is a Trustee of the Cranbrook Educational Community, Bloomfield Hills, Michigan.

         DIRECTOR SINCE 1986              Shares Held.................... 5,465
                                          Shares Held as Deferred Stock.. 5,991

INFORMATION AS TO EXECUTIVE OFFICERS
On the same basis as the "shares held" information provided on the previous pages for nominees and incumbent directors, the following represents shares of the Company's common stock held by the five executive officers named in the Summary Compensation Table on page 11. Options exercisable within 60 days after February 29, 1996, are shown separately.

                                                       OPTIONS
NAME AND PRINCIPAL POSITION      SHARES HELD (1)   EXERCISABLE (2)
Livio D. DeSimone,
  Chairman of the Board and
  Chief Executive Officer            127,483           144,624
Ronald A. Mitsch,
  Vice Chairman of the Board and
  Executive Vice President            32,341            81,349
Lawrence E. Eaton,
  Executive Vice President            32,858            62,716
Giulio Agostini
  Senior Vice President               11,549            49,100
Ronald O. Baukol
  Executive Vice President            18,457            43,985

(1) The "shares held" include shares of Profit Sharing Stock held by the Company and subject to forfeiture, as more fully described in Footnote 3 on page 12 of this Proxy Statement.

(2) Option prices for these executive officers range from $29.45 to $59.60 per share.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

This report was prepared at the direction of the Compensation Committee of the Board of Directors (the "Committee"), which is composed entirely of nonemployee directors of the Company. The Committee establishes and periodically reviews compensation levels and policies for the Chief Executive Officer ("CEO") and other executive officers, and authorizes short-term and long-term compensation in the form of cash or stock. The current members of the Committee are Edward A. Brennan, who serves as Chairman, Allen F. Jacobson, Rozanne L. Ridgway, and Frank Shrontz.

COMPENSATION OBJECTIVES

The executive compensation program is designed to align total compensation with the Company's strategic objectives and ensure that payouts are driven by Company performance and employee contribution to the Company. Executive compensation is linked to Company performance compared to specific financial and non-financial objectives, ranging from achieving earnings and sales growth targets to upholding the Company's Statement of Corporate Values (which include customer satisfaction through superior quality and value, attractive investor return, ethical business conduct, respecting the environment, and fostering employee pride in the Company).

In determining the amount and type of executive compensation, the Committee seeks to achieve the following objectives:

     * To attract, motivate, and retain talented, competent, and resourceful executive officers by providing competitive compensation.

     *    To encourage executives to hold significant amounts of Company stock.

     * To require that a substantial portion of executive compensation is "at risk" by being tied to quantifiable short-term and long-term measures of the Company's performance.

It is also the Company's policy to take reasonable steps to obtain the fullest possible corporate tax deduction for compensation paid to its executive officers by qualifying for the exemptions from limitation on such deductibility under
Section 162(m) of the Internal Revenue Code of 1986 ("Code"). The Profit Sharing Plan and amendments to the Performance Unit Plan were approved by shareholders in 1994 and these two plans are now designed to permit qualification for deduction under the Code. The Counsel for the Committee has reviewed the Company's 1992 Management Stock Option Program and has determined that this plan also meets Code requirements for deductibility under Section 162(m).

PROCESS OF ESTABLISHING COMPENSATION
The Committee begins the process of establishing the amount of compensation for the CEO and other executive officers by reviewing compensation surveys of selected peer companies. The surveys are primarily conducted by independent consultants specializing in executive compensation. The peer companies included in the compensation surveys are selected by the independent consultants. These peer companies consist of large industrial companies that are most likely to be competitors for executive talent. The objective of the Committee is to use the survey data to establish a competitive level of total compensation.

The Committee does not target any specific quartile of the survey data for total compensation or any component of total compensation (e.g., Base Salary, Profit Sharing, Performance Unit Plan or Stock Options). The Committee's objective of achieving the total compensation at a competitive level has resulted in short-term compensation (base salary and profit sharing) being slightly below the median and long-term compensation (performance unit plan and stock options) being at or slightly above the median. The Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that would be included in a peer group established to compare shareholder returns. Thus, the peer group for purposes of the compensation surveys is not the same as the peer group index in the Comparison of Five and Ten Year Cumulative Total Return graphs included on page 18 of this Proxy Statement.

After the Committee has established the amount of total compensation for the CEO and other executive officers, the Committee next determines what percent of the total compensation for a particular individual should be allocated to short-term compensation in the form of base salary and profit sharing, and long-term compensation in the form of the performance unit plan and stock options. This determination is subjective, but is based on information from the compensation surveys and the objectives for executive compensation referred to above. It is the Committee's long-standing policy that variable, at-risk compensation, both short-and long-term, should make up a significant portion of executive compensation. Depending upon the level of the executive, the Committee targets between 45 percent and 75 percent of executive compensation to be variable and at risk by being tied to quantifiable measures of the Company's performance.

ELEMENTS OF THE COMPENSATION PROGRAM
Each of the components of short-and long-term executive compensation is described in greater detail below.

BASE SALARY
The Committee establishes base salaries annually in relation to base salaries paid by the selected peer companies from the compensation surveys. Base salaries may be adjusted from time to time according to guidelines established for all employees to reflect increased salary levels within the peer group, increased responsibilities or individual performance. This is the only component of executive compensation that is not variable. The Committee does not use financial performance factors, such as earnings per share, in establishing Base Salary.

PROFIT SHARING
Profit sharing is variable compensation based on the quarterly consolidated net income of the Company and is used to focus management attention on profits and the effective use of assets. The number of profit sharing units granted to the CEO and executive officers is determined by the Committee as part of the overall compensation. The number of profit sharing units allocated to each of the named executive officers is established by the Committee, in the exercise of its collective judgment, to achieve the appropriate ratio between short-term, performance-based compensation and other forms of compensation, and to reflect the level of responsibility of the respective executive officer.

The amount payable with respect to each profit sharing unit is determined by dividing the Company's consolidated quarterly net income, less a quarterly reserve of two and one-half percent of stockholders' equity (or approximately ten percent on an annual basis), by the number of outstanding shares of the Company's common stock. Because of the required minimum return on stockholder equity, the amount of compensation paid under the profit sharing plan tends to rise and fall relatively more sharply than changes in net income. No amount will be payable under the profit sharing plan if the Company's quarterly net income is equal to or less than the quarterly reserve of two and one-half percent return on stockholders' equity. Profit sharing payments are subject to limitations when individual amounts exceed specified relationships to Base Salary.

For the executive officers listed in the Summary Compensation Table, a portion of profit sharing is paid in cash and a portion is paid in stock which is held by the Company for ten years or until age 65, whichever occurs first. The ratio between that portion of profit sharing paid in cash and the portion paid in stock to the named executive officers for 1995 is subjective and varies from year to year and among executive officers. However, the more senior executive officers generally have been paid a larger portion of profit sharing in stock than less senior executive officers. (More details about the Company's Profit Sharing Plan are provided on page 11 of this Proxy Statement.)

PERFORMANCE UNIT PLAN
The Performance Unit Plan is variable compensation based on the Company's long-term performance. The number of performance units allocated to each of the named executive officers is established by the Committee, in its judgment, to achieve the appropriate ratio between long-term, performance-based compensation and other forms of compensation. The number of performance units granted to the CEO and executive officers is determined by the Committee as part of the overall compensation. The amount payable with respect to each performance unit granted is determined by and is contingent upon attainment of the performance criteria described below over the performance period 1995-1997 (each year weighted equally). The performance criteria have been selected to focus management attention on the quality of future earnings and assets and on global real sales growth. (More details about the Company's Performance Unit Plan are provided on page 15 of this Proxy Statement.)

Performance Criteria:
(1) "Relative ROCE" is the percentage determined by dividing the Company's average return on capital employed by the average return on capital employed of the companies included, at the end of each year of the performance period, in the Standard and Poor's Industrial Index ("S&P 400 ROCE"); and

(2) "Sales Growth" is the percentage amount by which the Company's real sales growth (sales growth adjusted for inflation and currency effects) exceeds the weighted average of real growth reflected by the Industrial Production Index for seven major industrial countries (the "Big 7 IPI").

Performance Unit Plan Payments:
The amount payable with respect to each performance unit granted in 1995 is $100 if both the Relative ROCE and Sales Growth targets are achieved and is payable on January 1, 2001, in the form (at the discretion of the Committee) of cash, stock or a combination of cash and stock. The maximum amount payable with respect to each performance unit is $200. No amount will be payable under the Performance Unit Plan if either the Company's cumulative ROCE is less than 150 percent of the S&P 400 ROCE or if Sales Growth (as defined above) is less than zero percent.

STOCK OPTIONS
The Company's Stock Option plan is also variable compensation. It is based on the market appreciation of the Company's common stock and is designed to increase ownership of the Company's stock. The Company makes stock option grants annually at 100 percent of the market price on the date of grant. The options may be exercised after one year and have a ten year life. The number of shares under options to be granted to the CEO and executive officers is determined by the Committee as part of the overall compensation. The awards are designed to keep total compensation competitive with awards made by companies in the survey group, and as such require subjective judgment as to the value of the award. The number of option shares currently held by each executive is not considered in determining awards. Stock options encourage executives to become owners of the Company, which further aligns their interests with the shareholders. Options have no value unless the price of the Company's stock increases.

CHIEF EXECUTIVE OFFICER COMPENSATION
The compensation of Livio D. DeSimone, Chairman of the Board and Chief Executive Officer, is determined by the same process and consists of the same short-and long-term components as for the other executive officers listed in the Summary Compensation Table, namely base salary, profit sharing, performance unit plan and stock options. A higher portion of Mr. DeSimone's total compensation is variable and at risk by being tied to quantifiable measures of the Company's performance. These measures are quarterly net income, Relative ROCE and Sales Growth, as those terms are defined above, and appreciation in the value of 3M stock.

In addition, the compensation paid to Mr. DeSimone is also based on performance against non-financial measures, such as upholding the Company's Statement of Corporate Values (which include customer satisfaction through superior quality and value, attractive investor return, ethical business conduct, respecting the environment and fostering employee pride in their company), management succession planning, and the general overall perception of the Company by financial and business leaders. In order to keep Mr. DeSimone's total compensation competitive, the Committee increased his base salary in 1995, which is reflected in the Summary Compensation Table on page 11 of this Proxy Statement. Because of increased performance in 1995, Mr. DeSimone's profit sharing cash and profit sharing stock was greater in 1995 than in 1994. The Committee awarded Mr. DeSimone the same number of performance units (7,700) as it awarded him in 1994.

The Compensation Committee

Edward A. Brennan, Chairman

Allen F. Jacobson
Rozanne L. Ridgway
Frank Shrontz

EXECUTIVE COMPENSATION

The following table shows compensation for services rendered in all capacities to the Company and its subsidiaries during 1995, 1994 and 1993 by the Chief Executive Officer and the next four highest-paid executive officers.



                           SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------
                                              ANNUAL COMPENSATION (1)
                              -----------------------------------------------------
                                                     PROFIT SHARING    OTHER ANNUAL
                                          SALARY      CASH (BONUS)     COMPENSATION
NAME AND PRINCIPAL POSITION      YEAR       ($)          ($)(2)           ($)(4)
------------------------------------------------------------------------------------
Livio D. DeSimone,               1995    $903,600       $366,901          $61,293
 Chairman of the Board and       1994     799,500        362,308           64,306
 Chief Executive Officer         1993     759,600        248,130               --

Ronald A. Mitsch,                1995     474,000        241,298               --
 Vice Chairman of the Board      1994     420,000        238,278               --
 and Executive Vice President    1993     393,000        187,476               --

Lawrence E. Eaton,               1995     445,200        236,504               --
 Executive Vice President        1994     408,000        233,544               --
                                 1993     390,000        186,925               --

Giulio Agostini,                 1995     369,975        201,748               --
 Senior Vice President           1994     345,025        199,222               --
                                 1993     315,600        174,036               --

Ronald O. Baukol                 1995     333,800        166,192               --
 Executive Vice President        1994     269,500        164,112               --
                                 1993     246,000        133,715               --

(table continued)

                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------------------------
                                              LONG TERM COMPENSATION (1)
                                --------------------------------------------------
                                              AWARDS                    PAYOUTS
                                --------------------------------   ---------------
                                  PROFIT SHARING
                                      STOCK            OPTIONS        PERFORMANCE
                                   (RESTRICTED         GRANTED         UNIT PLAN        ALL OTHER
                                  STOCK AWARDS)      (# - NUMBER         (LTIP)       COMPENSATION
NAME AND PRINCIPAL POSITION         ($)(2)(3)       OF SHARES)(5)    PAYOUTS ($)(6)      ($)(7)
--------------------------------------------------------------------------------------------------
Livio D. DeSimone,                   $382,561          118,658          $643,720         $58,734
 Chairman of the Board and            377,773           93,956           987,910          94,404
 Chief Executive Officer              330,013           84,566           456,120          93,902

Ronald A. Mitsch,                     132,634           41,463           309,320          36,789
 Vice Chairman of the Board           105,410           33,124           474,710          46,332
 and Executive Vice President          55,953           34,354           228,060          42,461

Lawrence E. Eaton,                     95,880           47,459           309,320          34,903
 Executive Vice President              89,315           45,000           474,710          42,039
                                       51,931           39,134           120,365          43,513

Giulio Agostini,                       70,312           15,000           150,480          17,460
 Senior Vice President                 64,067           15,000           230,940          14,832
                                       35,841           11,600                --          15,572

Ronald O. Baukol                       39,192           31,570            79,420          29,045
 Executive Vice President                  --           16,708           121,885          44,170
                                           --           14,518           120,365          39,363

(1) The amounts shown in the Summary Compensation Table do not include amounts expensed for financial reporting purposes under the Company's pension plan. This plan is a defined benefit plan. The amounts shown in the Table do, however, include those amounts voluntarily deferred by the named individuals under the Company's Deferred Compensation Plan. The Deferred Compensation Plan allows management personnel to defer portions of current base salary, profit sharing and performance unit compensation earned during the year.

(2) The amounts shown under the headings "Profit Sharing Cash (Bonus)" and "Profit Sharing Stock (Restricted Stock Awards)" are payments received under the Profit Sharing Plan. The terms "(Bonus)" and "(Restricted Stock Awards)" are included to satisfy the requirements of the Securities and Exchange Commission ("SEC"). These payments are based upon the Company's performance and are variable in accordance with a predetermined formula. The Compensation Committee does not view these payments as bonus payments or restricted stock awards as these terms are most often used. The Committee views bonus plans as plans which provide for annual (as opposed to quarterly) payments from a pool, rather than based on a strict formula related to earnings per share. Restricted stock awards are generally outright grants of stock as opposed to payment in the form of stock held in the custody of the company (restricted period) in lieu of cash under a formula-based profit sharing plan.

Generally, profit sharing is paid in cash; however, senior executive management, as determined by the Compensation Committee, receive a portion of their profit sharing in shares of the Company's common stock (see footnote 3 on page 12).

The Company's Profit Sharing Plan provides for quarterly payments based upon net income after deducting an allowance for a predetermined 10 percent annual rate of return on stockholder equity and is determined by multiplying the number of profit sharing units awarded to an individual by this quarterly net income, after deduction, divided by the number of the outstanding shares of the Company's Common Stock.

Because of the required minimum return on stockholder equity, profit sharing tends to rise and fall relatively more sharply than changes in net income.

The number of profit sharing units awarded to the individuals named is determined by the Compensation Committee and is intended to reflect the level of responsibility of the respective individual. Profit sharing payments are subject to limitations when individual amounts exceed specified relationships to base salary. Approximately 4,300 management employees currently participate in profit sharing, including the five individuals in the summary compensation table.

(3) The amount shown under the heading "Profit Sharing Stock (Restricted Stock Awards)" represents the portion of profit sharing issued as common stock to the named individuals, valued at 100 percent of the fair market value at the end of the quarterly profit sharing performance period. The number of shares is determined by the Company's quarterly net income performance. However, payment is deferred and conditional upon continued employment by the Company. Therefore, pursuant to SEC rules, it is included under the headings of "Long Term Compensation."

The shares are held in the custody of the Company for a period of ten years or until age 65, whichever occurs first. Any termination of employment, prior to that time, without the consent of the Compensation Committee or the Board of Directors, other than upon death or permanent disability, will result in forfeiture of the Profit Sharing Stock. The recipient is entitled to receive dividends and vote these shares in the same manner as any other holder of the Company's common stock during the period of custody by the Company.

From the time of issuance throughout the Restricted Period, Profit Sharing Stock rises or falls in value in direct relationship to the Company's common stock market performance. Consequently, Profit Sharing Stock reflects both short-term and long-term performance elements.

The named individuals have accumulated, in one case over eight years, the following shares of the Company's common stock under the Company's Profit Sharing Plan as of December 31, 1995, valued for these purposes at the fair market value of such stock on December 31, 1995, and also on the respective dates when the shares were issued into the custody of the Company:

                                  VALUE           VALUE
NAME                SHARES     AT 12/31/95     WHEN ISSUED

L.D. DeSimone       59,868     $3,973,739      $2,690,872
R.A. Mitsch          6,804        451,616         362,491
L.E. Eaton           5,361        355,836         287,014
G. Agostini          3,806        252,623         204,634
R.O. Baukol            661         43,874          39,132

(4) "Other Annual Compensation" includes the following, to the extent that the aggregate thereof exceeds $50,000: personal benefits received by the named individuals, amounts reimbursed the individuals during the year for payment of taxes, and that portion of interest above market rates (as determined by the Securities and Exchange Commission) earned on that compensation voluntarily deferred by the individuals. The personal benefits included in these numbers represent the amount of personal financial planning services, an amount paid on behalf of the individual for the term portion of insurance under the Company's Senior Executive Split Dollar Plan, and personal air travel on corporate aircraft imputed to the individual as income for tax purposes. In the case of Mr. DeSimone, nearly all of the "Other Annual Compensation" received in 1994 and 1995 was a result of income imputed to him for travel.

(5) The number of stock options shown in this column includes both annual grants of incentive and nonqualified stock options and Progressive Stock Options, which are described more fully in footnote 1 on page 13.

(6) "LTIP Payouts" reflects the value of the total grant for each individual under the Company's Performance Unit Plan after the three year performance period (e.g., for 1995, the performance period is 1993-1995), but no amount will be paid to these individuals under the grant for an additional three years pursuant to the terms of the grant. The numbers shown represent estimates based upon information available as of February 29, 1996. During this additional three year period, interest will be paid at a rate determined by the Company's ROCE performance. More specific information about the Performance Unit Plan is set forth on page 9.

(7) "All Other Compensation" includes: (a) that amount of Performance Unit Plan earnings allocated during the year to the base amounts determined after the three year performance periods of each respective grant, to the extent that such earnings are in excess of market interest rates (as determined by the Securities and Exchange Commission); and (b) that amount deemed to be compensation to the individuals under the Company's Senior Executive Split Dollar Plan in accordance with rules developed by the Securities and Exchange Commission. The Senior Executive Split Dollar Plan provides insurance to all of the Company's executive officers under split dollar life insurance, which is partly term insurance and partly whole life insurance with a cash value. Under this Plan, the Company is reimbursed for the premium costs of the non-term portion of coverage and a possible return when the arrangement terminates either by insurance proceeds incident to the death of the individual or by cash value after 15 years of participation in the Plan. During 1995, amounts deemed compensation under the Plan to the named executive officers in the Summary Compensation Table were $9,633 for Mr. DeSimone; $16,160 for Dr. Mitsch; $17,034 for Mr. Eaton; $12,056 for Mr. Agostini; and $19,432 for Mr. Baukol. These amounts were determined by treating the non-term portion of the coverage as an interest-free loan.

STOCK OPTIONS TABLE

The following table shows specified information with respect to option grants during 1995 for each person named in the Summary Compensation Table.

                      OPTION GRANTS IN LAST FISCAL YEAR

                                      INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------------
                                              % OF TOTAL                                             GRANT DATE
                            OPTIONS/         OPTIONS/SARS                                               VALUE
                              SARS              GRANTED         EXERCISE OR                     ---------------------
                          GRANTED (#)       TO EMPLOYEES IN      BASE PRICE      EXPIRATION          GRANT DATE
NAME                          (1)             FISCAL YEAR        ($/SH) (2)         DATE        PRESENT VALUE ($) (4)
----                          ---             -----------        ----------         ----        ---------------------
L.D. DeSimone                 70,000              1.628%           $59.60        5-09-2005           $   958,300
                               5,660              0.132             52.90        5-07-1999                52,638
                              15,268              0.355             52.90        5-05-2000               141,992
                                 438              0.010             52.90        5-11-2001                 4,073
                              27,292              0.635             52.90        5-10-2002               258,816

R.A. Mitsch                   22,600              0.526             59.60        5-09-2005               309,394
                               4,279              0.100             52.90        5-05-2000                39,795
                              14,584              0.339             52.90        5-10-2002               135,631

L.E. Eaton                    22,600              0.526             59.60        5-09-2005               309,394
                               3,455              0.080             59.60        5-08-1998                47,299
                               5,478              0.127             59.60        5-05-2000                74,994
                              15,926              0.370             59.60        5-10-2002               218,026

G. Agostini                   15,000              0.349             59.60        5-09-2005               205,350

R.O. Baukol                   22,600              0.526             59.60        5-09-2005               309,394
                               1,398              0.033             59.60        5-05-2000                19,139
                               6,164              0.143             59.60        5-11-2001                84,385
                               1,408              0.033             59.60        5-10-2002                19,276
----------------------------------------------------------------------------------------------------------------
All Optionees
 (4,545 Participants)      4,300,298            100.000%           $59.60(2)     5-09-2005(3)        $56,822,275
----------------------------------------------------------------------------------------------------------------

(1) The Company does not grant any stock appreciation rights ("SARs"). The options shown for each individual include both annual grants of Incentive Stock Options and nonqualified stock options and grants of Progressive Stock Options ("PSO"). Nonqualified options are subject to a reload feature when exercised with the payment of the option price in the form of previously owned shares of the Company's common stock. Such an exercise results in further grants of PSOs. The first grant shown for each individual is the annual grant. The remaining lines are PSOs. The PSO grants for each individual were made on a single date, but are, pursuant to SEC rules, shown in multiple lines because of different expiration dates.

PSO grants were made to participants who exercised nonqualified stock options and who paid the purchase price using shares of previously owned Company common stock. The PSO grant is for the number of shares equal to the shares utilized in payment of the purchase price and tax withholding, if any. The option price for the PSO is equal to 100 percent of the market value of the Company's common stock on the date of the exercise of the primary option or, alternatively, on the date of the PSO grant to the five named individuals in the Table, all of whom are subject to the requirements of Section 162(m) of the Internal Revenue Code. The option period is equal to the remaining period of the options exercised.

Company common stock used for payment must have been owned by the participant for at least six months, and only one exercise of nonqualified options per participant per calendar year will be eligible for PSO grants by the Committee.

The presence of PSOs encourages early exercise of nonqualified stock options, without foregoing the opportunity for further appreciation, and promotes retention of the Company stock acquired.

In any event, a participant receiving an annual grant of nonqualified stock options can never acquire more shares of Company common stock through successive exercises of the initial and subsequent PSO grants than the number of shares covered by the initial annual grant from the Committee.

(2) All options granted during the period were granted at the market value on the date of grant if initial grants, or at the fair market values discussed in footnote 1 above in the case of Progressive Stock Options, as calculated from the average of the high and low prices reported on the New York Stock Exchange Composite Index. The option price shown for the "All Optionees" line is $59.60 because the vast majority of options granted during 1995 carried that price.

(3) The expiration date for the "All Optionees" line is shown as May 9, 2005, since that is the applicable date for the vast majority of options granted during 1995.

(4) Pursuant to the rules of the Securities and Exchange Commission, the Company has elected to provide a grant date present value for these option grants determined by a modified Black-Scholes pricing model. Among key assumptions utilized in this pricing model were: (i) that the time of exercise of Incentive Stock Options would be four years, and of PSOs would be two years, into the term of the option, which could be for terms as long as ten years, in recognition of the historical exercise patterns at the Company for these types of options; (ii) expected volatility of 21.7 percent; (iii) risk-free rate of return of 6.26 percent for two years, and 6.86 percent for four years; and (iv) dividend growth rate of 6.34 percent. No adjustments for non-transferability or risk of forfeiture have been made. The Company voices no opinion that the present value will, in fact, be realized and expressly disclaims any representation to that effect.

OPTION EXERCISES AND YEAR-END VALUE TABLE

The following table shows specified information with respect to option exercises during 1995 and the value of unexercised options at the end of 1995 for each person named in the Summary Compensation Table.

-------------------------------------------------------------------------------------------------------------------
                      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION VALUE
-------------------------------------------------------------------------------------------------------------------
                                                               NUMBER OF                  VALUE OF UNEXERCISED
                       SHARES                             UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS
                      ACQUIRED          VALUE                AT FY-END (#)                  AT FY-END ($)(1)
                    ON EXERCISE        REALIZED      -------------------------------------------------------------
NAME                    (#)             ($)(1)       EXERCISABLE    UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
----                    ---             ------       -----------    -------------    -----------     -------------
L.D. DeSimone          54,745          $233,285        213,875          70,000        $2,976,686       $474,250
R.A. Mitsch            20,027            97,769        107,610          22,600         1,694,355        153,115
L.E. Eaton             27,859           240,385         97,306          22,600         1,192,106        153,115
G. Agostini             7,300           142,533         49,100          15,000           863,015        101,625
R.O. Baukol            14,458           272,872         62,233          22,600         1,042,160        153,115
-------------------------------------------------------------------------------------------------------------------

(1) The "Value Realized" or the unrealized "Value of Unexercised In-the-Money Options at FY-End" represents the aggregate difference between the market value on the date of exercise or at December 31, 1995, in the case of the unrealized values, and the applicable exercise prices. These differences accumulate over what may be, in many cases, several years. These stock options all have option periods of ten years when first granted, and Progressive Stock Options have option periods equal to the remaining option period of the initial nonqualified options resulting in Progressive Stock Options.

                    LONG-TERM INCENTIVE PLAN AWARDS TABLE

The following table shows specified information with respect to awards during 1995 under the Company's Performance Unit Plan for each person in the Summary Compensation Table.

-------------------------------------------------------------------------------------------------
                             LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR
                   ------------------------------------------------------------------------------
                                    PERFORMANCE OR
                     NUMBER OF       OTHER PERIOD               ESTIMATED FUTURE PAYOUTS
                   SHARES, UNITS         UNTIL           UNDER NON-STOCK PRICE BASED PLANS (3)
                      OR OTHER        MATURATION      -------------------------------------------
NAME               RIGHTS (#)(1)     OR PAYOUT (2)    THRESHOLD ($)    TARGET ($)     MAXIMUM ($)
----               -------------     -------------    -------------    ----------     -----------
L.D. DeSimone          7,700            6 years             $0          $770,000      $1,540,000
R.A. Mitsch            3,700            6 years              0           370,000         740,000
L.E. Eaton             3,700            6 years              0           370,000         740,000
G. Agostini            2,400            6 years              0           240,000         480,000
R.O. Baukol              950            6 years              0            95,000         190,000
-------------------------------------------------------------------------------------------------

(1) The Company's Performance Unit Plan provides long-term compensation to approximately 110 key management personnel based upon the Company's attainment of long-term performance and growth criteria.

It is administered by the Compensation Committee, none of the members of which are current employees of the Company. The Committee has sole discretion in the selection of participants, performance criteria, size of awards, performance period, and the timing and form of payment, as well as all other conditions regarding awards.

To date, the Committee has established the performance goals based on criteria of return on capital employed and sales growth. More detail about current performance goals is available in the Compensation Committee Report on page 9. Performance units awarded to date have been assigned a face value of $100 each. However, the actual amount of the payments is based upon the Company's attainment of the performance goals. If the targets established by the Committee are attained during the performance periods, the performance unit will have a value of $100 at the end of the performance period. If the targets are not attained, the value will be less than $100 and, if exceeded, will be more than $100. The ultimate value of the performance unit can vary from no value to $200, depending upon actual performance.

Payment is contingent upon continued employment to the payment date or earlier retirement under the Company's pension plan. Participants receiving awards during 1995, including the five executive officers in the Summary Compensation Table, will receive payment in 2001, provided that such individuals continue employment with the Company until such payment date (except in the event of death, retirement, or disability). Payment under the Plan may be made in cash, shares of the Company's common stock, or any combination of cash and stock, at the discretion of the Compensation Committee. In the past, payment has been made only in cash.

(2) The value of awards granted for 1995 will be determined by the Company's attainment of return on capital employed and sales growth criteria during a three-year performance period of 1995, 1996 and 1997. More detail about current performance goals is available in the Compensation Committee Report on page 9. However, there will be an additional three-year involuntary holding period thereafter during which the base amounts determined during the performance period will earn interest and remain subject to forfeiture if the participant discontinues employment for any reason other than death, disability or retirement.

(3) The estimated future payouts do not include any interest factor that would be earned annually during the three-year involuntary holding period following the performance period. Interest during the involuntary holding period would accrue annually at a rate equal to 50 percent of the return on capital employed of the Company during the three years and would be payable, together with the base award, in 2001.

PENSION PLAN TABLE

The following table shows estimated annual benefits payable to the Company's executive officers upon retirement in specified remuneration and years of service classifications.

---------------------------------------------------------------------------
                                    ANNUAL RETIREMENT BENEFITS
                                      WITH YEARS OF SERVICE
                                          INDICATED (2)
                       ----------------------------------------------------
       AVERAGE
  ANNUAL EARNINGS
 DURING THE HIGHEST
  FOUR CONSECUTIVE
  YEARS OF SERVICE         30           35            40            45
         (1)             YEARS         YEARS         YEARS         YEARS
---------------------------------------------------------------------------
$  800,000              $357,104    $  416,622    $  462,622    $  508,622
 1,200,000               537,104       626,622       695,622       764,622
 1,600,000               717,104       836,622       928,622     1,020,622
 2,000,000               897,104     1,046,622     1,161,622     1,276,622
---------------------------------------------------------------------------

(1) Earnings include base salary, profit sharing cash, and the value of Profit Sharing Stock (at the time of award) actually earned by the participant and do not include any other forms of remuneration. The benefits are computed on the basis of straight-life annuity amounts, and are not subject to any deduction for social security or other offset amounts.

(2) To provide for the retirement security of its employees, the Company has defined benefit pension plans for U.S. employees. These plans are fully paid by the Company, and employees become vested after five years of service. Under the plans, a participant may retire with an unreduced pension at age 60, and if the participant's age and service total at least 90, he or she would receive a Social Security bridge to age 62.

The five individuals listed in the Summary Compensation Table are presently entitled to the respective years of service credit set opposite their names:

                    L.D. DeSimone.....  39
                    R.A. Mitsch.......  36
                    L.E. Eaton........  36
                    G. Agostini.......  30
                    R.O. Baukol.......  29


DIRECTORS' COMPENSATION

Directors who are not employed by the Company receive an annual fee of $38,000 and an additional fee of $5,500 per year for serving as Committee chairman. Messrs. Brennan and Murray received these additional fees in 1995. Nonemployee directors are paid $1,800 for attendance at meetings of the Board of Directors and $1,200 for attendance at meetings of Committees of the Board. No directors' fees are paid to directors who were also employees of the Company. During 1995, there were six meetings of the Board of Directors, and each nonemployee director, other than Mr. Hammerly, attended seven meetings of Committees of the Board.

Pursuant to the terms of the Company's 1992 Directors Stock Ownership Program, nonemployee directors received $13,000 of the total annual retainer of $38,000 in common stock of the Company only, if, at the time of payment, the nonemployee director owned fewer than 13,000 shares of the Company's common stock. This ceiling of 13,000 shares has been removed, effective at the date of the 1996 Annual Meeting, such that all nonemployee directors will receive this portion of the retainer in shares of the Company's common stock, from that date going forward. In addition, nonemployee directors may elect to defer payment of all or a portion of the foregoing fees payable in cash through a deferred cash or common stock equivalents account. The nonemployee directors also may elect to receive common stock of the Company, on a current basis, at current fair market value, in lieu of cash retainer and meeting fees. All of the current nonemployee directors not previously employed by the Company voluntarily elect to receive shares of the Company's common stock, either on a current or deferred basis, in lieu of cash fees. Information regarding accumulated deferred stock is set forth in the director biographical materials on pages 3 through 6.

In addition to the compensation described above, nonemployee directors, who serve more than one year are granted deferred income that is payable upon their retirement from the Board of Directors. This deferred income is paid annually, on an ongoing basis, in an amount equal to the annual retainer in effect at the date of their retirement from the Board, for a period of time equal to their length of service on the Board as a nonemployee director. By action of the Board of Directors on November 13, 1995, this supplemental deferred income has been terminated, effective on the date of the 1996 Annual Meeting, and will be replaced with a similar deferred compensation plan payable only in shares of the Company's common stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The members of the Committee are Messrs. Brennan (Chairman), Jacobson, Shrontz and Ambassador Ridgway.

Mr. Jacobson retired on November 1, 1991, as Chairman of the Board and Chief Executive Officer of the Company. The Securities and Exchange Commission requires that Mr. Jacobson's participation on the Committee be characterized as "insider participation" based upon his former employment with 3M. The Board of Directors believes that Mr. Jacobson's participation in the deliberations of the Committee provides continuity and specific knowledge about individual performances and, further, that no conflicts of interest exist. Mr. Jacobson did not participate in any grant or award decisions of the Committee during the one-year period following his retirement or with regard to any matter that might affect him personally.

Mr. Jacobson will not continue his membership on the Compensation Committee beyond the 1996 Annual Meeting.

3M STOCK PERFORMANCE GRAPH

The following table compares the Company's annualized shareholder return, overall stock market performance with reinvested dividends, during the ten years preceding December 31, 1995, against the Standard & Poor's 500 Stock Index and the Dow Jones Industrial Average. The following graphs compare the Company's cumulative total shareholder return, overall stock market performance with reinvested dividends, during the ten fiscal years and five fiscal years preceding December 31, 1995, against the Standard & Poor's 500 Stock Index and the Dow Jones Industrial Average, both of which are well-known and published industry indices. The Company is included in both the S&P 500 Stock Index and the Dow Jones Industrial group of 30 companies. The Company, as a highly diversified manufacturer and seller of a broad line of products, is not easily categorized with other, more specific industry indices.

               CALENDAR YEAR RETURN WITH DIVIDEND REINVESTMENT

              1986       1987       1988       1989       1990       1991      1992       1993      1994       1995
3M           34.31%     13.37%     -0.38%     33.07%     11.55%     14.90%     9.18%     11.46%     1.54%     28.34%
DJA          27.10%      5.48%     16.14%     32.19%     -0.56%     24.19%     7.41%     16.94%     5.06%     36.84%
S&P500       18.62%      5.17%     16.51%     31.60%     -3.11%     30.34%     7.61%     10.03%     1.36%     37.46%

              COMPARISON OF TEN YEAR CUMULATIVE TOTAL RETURN AMONG
               3M, S&P 500 INDEX AND DOW JONES INDUSTRIAL AVERAGE

                                    [GRAPH]

              1985       1986       1987       1988       1989       1990       1991       1992       1993       1994       1995
3M          100.000    134.308    152.269    151.694    201.865    225.172    258.728    282.468    314.836    319.676    410.287
DJA         100.000    127.104    134.067    155.701    205.826    204.673    254.179    273.008    319.248    335.405    458.957
S&P500      100.000    118.616    124.751    145.349    191.285    185.332    241.554    259.932    286.013    289.896    398.478

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
               3M, S&P 500 INDEX AND DOW JONES INDUSTRIAL AVERAGE

                                    [GRAPH]

            1990      1991      1992      1993      1994      1995

3M         100.00    114.90    125.44    139.82    141.97    182.21
DJA        100.00    124.19    133.39    155.98    163.87    224.24
S&P500     100.00    130.34    140.25    154.32    156.42    215.01



TRANSACTIONS WITH MANAGEMENT

During 1995, nine executive officers and directors had loans outstanding with the Eastern Heights Bank, a subsidiary of the Company. These loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons of comparable circumstances and did not involve more than normal risk of collectibility or present other unfavorable features.

AUDIT, COMPENSATION, AND BOARD ORGANIZATION
 COMMITTEES OF THE BOARD OF DIRECTORS

The Audit, Compensation, and Board Organization Committees are standing Committees of the Board.

AUDIT COMMITTEE
Members of the Audit Committee are Mr. Murray (Chairman), Mr. Junkins, Mrs. Peters, Mr. Smith, and Dr. Sullivan. The Committee met four times during 1995. Its primary functions are to recommend the appointment of independent accountants; review the scope of the annual audit, including fees and staffing; review the independence of the auditors; review and approve nonaudit services provided by the auditors; review findings and recommendations of the auditors and management's response; review the internal audit and control function; and review compliance with the Company's ethical business practices policy.

COMPENSATION COMMITTEE
Members of the Compensation Committee are Messrs. Brennan (Chairman), Jacobson, Shrontz and Ambassador Ridgway. The Committee met four times during 1995. Its primary functions are to review management compensation programs, approve compensation changes for senior executive officers, review compensation changes for senior management, and administer management stock option plans (acting without any person who may be a participant under any such plans).

BOARD ORGANIZATION COMMITTEE
Members of the Board Organization Committee are Messrs. DeSimone (Chairman), Jacobson, Junkins, Murray, Smith, and Ambassador Ridgway. The Committee met three times during 1995. The Committee acts to select and recommend candidates to the Board of Directors to be submitted for election at the Annual Meeting. The Board of Directors has adopted criteria with respect to its membership and the Committee will consider candidates recommended by stockholders or others in light of these criteria. A stockholder may submit the name of a proposed nominee by writing to the Office of the Secretary, Minnesota Mining and Manufacturing Company, 3M Center, St. Paul, Minnesota 55144. The Committee also reviews and makes recommendations to the Board of Directors concerning the composition and size of the Board and its committees, frequency of meetings, directors' fees, and similar subjects; reviews and makes recommendations concerning retirement and tenure policy for Board membership; recommends proxies for meetings at which directors are elected; and audits programs for senior management succession.

SECTION 16 COMPLIANCE

The rules of the Securities and Exchange Commission require disclosure of late
Section 16 filings by 3M directors and executive officers. To the best of the Company's knowledge and belief, there were no late filings during 1995.

ITEM 2. INDEPENDENT ACCOUNTANTS

The Audit Committee recommended and the Board of Directors appointed the firm of Coopers & Lybrand L.L.P., independent accountants, to audit the books and accounts of the Company and its subsidiaries for the year 1996. In accordance with the Bylaws of the Company, this appointment is being presented to the stockholders for ratification. If the stockholders do not ratify the selection of Coopers & Lybrand L.L.P., the selection will be reconsidered by the Board of Directors.

Coopers & Lybrand L.L.P. has audited the Company's books since 1975. The firm has offices and affiliates in most localities throughout the world where the Company has operations. Audit services provided by the firm in 1995 included: audit of consolidated financial statements of the Company and its subsidiaries; limited reviews of interim reports; reviews of filings with the Securities and Exchange Commission; consultations on matters related to accounting and financial reporting; audits of statutory financial statements for certain foreign subsidiaries; and audits of the financial statements of the Company's benefit plans.

Coopers & Lybrand L.L.P. also provided a number of nonaudit services during 1995, all of which were approved or reviewed by the Audit Committee.

A representative of Coopers & Lybrand L.L.P. is expected to be present at the stockholders meeting and available to respond to appropriate questions and will be given an opportunity to make a statement, if the representative chooses to do so.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P., INDEPENDENT ACCOUNTANTS, TO AUDIT THE BOOKS AND ACCOUNTS FOR 1996. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR RATIFICATION UNLESS A CONTRARY VOTE IS SPECIFIED.

ITEM 3. STOCKHOLDER PROPOSAL REGARDING REINCORPORATION IN MINNESOTA

The following stockholder proposal was submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 by Aaron Belk, Trustee of the International Brotherhood of Teamsters Affiliates Pension Fund, 25 Louisiana Avenue N.W., Washington, D.C. 20001, which Fund is the beneficial owner of 12,600 shares of the Company's common stock. The affirmative vote of holders of a majority of all shares of common stock of the Company entitled to vote and cast with respect thereto shall be required for the adoption of this proposal regarding reincorporation of the Company in the State of Minnesota.

PROPOSAL
RESOLVED: That shareholders urge the Board of Directors of Minnesota Mining and Manufacturing Company take the steps necessary to reincorporate our Company from Delaware to Minnesota.

SUPPORTING STATEMENT
We believe that our company, founded in Minnesota, headquartered in Minnesota, and named for Minnesota, should not be governed by the corporate laws of Delaware.

We believe that the accident of history that permits corporations to charter in any state has created an unhealthy competition among the states to write management-friendly law. Delaware, in leading this competition, reaps substantial incorporation fees -- enough to reduce personal taxes on its citizens.

Last year when this same resolution faced shareholder vote, 3M's management contended that Minnesota law isn't necessarily any better. In part, we agree. Any state that dares to strengthen its incorporation laws to serve shareholders, risks losing the few companies still chartered in that state to Delaware.

Delaware's control of 3M and many other corporations, as well as the so-called "race to the bottom," causes much of what's wrong with corporate accountability -- classified boards, supermajority voting requirements, limited director liability, restrictions on cumulative voting, poor regulation of vote tabulation, non-confidential voting, and more.

There are at least two solutions to this problem. One is to federalize corporations. The other is for shareholders to use prerogatives of the proxy vote. After all, it's not management's decision to charter in Delaware, or Minnesota; it's the shareholders decision.

We urge you to vote FOR this resolution.

COMPANY'S STATEMENT IN OPPOSITION TO THE PROPOSAL
The Company's operations began in 1902 as a Minnesota corporation. In 1929, the Company was reincorporated in Delaware for reasons unrelated to the issues raised in this proposal. A separate court system devoted to corporate and business matters remains unique to the State of Delaware. That court system and a large body of law result in a high degree of predictability in legal matters affecting business corporations.

Of the top 100 industrial corporations in the United States, more than 60 percent are incorporated in the State of Delaware. Another 15 percent are incorporated in jurisdictions other than the jurisdiction of their principal business location. Fewer than 25 percent are actually incorporated in the jurisdiction of their principal business location, as suggested should be the case for the Company in this proposal.

The Board of Directors does not believe that any particular effect on the governance of the Company would result solely as a result of reincorporation in Minnesota.

The act of reincorporation through liquidation and dissolution or merger would necessitate extensive efforts and expenses that would run in the millions of dollars, for no particular advantage. The transfer of properties and assets, the assignment of all contracts, the cancellation and reissuance of all outstanding shares of the Company, and similar tasks incidental to such reincorporation, would clearly distract attention from primary business objectives of the Company. As an example, all outstanding common stock of the Company in the possession of or controlled by its stockholders would necessarily be surrendered in return for new certificates of a new corporation.

This proposal is not in the best interest of the Company or your interests as stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THE STOCKHOLDER PROPOSAL RELATING TO REINCORPORATION IN THE STATE OF MINNESOTA. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED AGAINST THIS PROPOSAL UNLESS A CONTRARY VOTE IS SPECIFIED.

OTHER MATTERS

The enclosed proxy confers upon the person or persons entitled to vote the shares represented thereby discretionary authority to vote such shares in accordance with their best judgment with respect to all matters which may properly come before the meeting in addition to the scheduled items of business. It is intended that proxies solicited by the Board of Directors, unless otherwise specified therein, will be voted in accordance with the recommendations of the Board of Directors.

The Management knows of no other matters that may properly be presented at the Annual Meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote according to their best judgment.

Stockholders are encouraged to date, sign and return the enclosed proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. If you attend the Annual Meeting, you may revoke your proxy at that time and vote in person if you desire; otherwise, your proxy will be voted for you. Two attendance cards are enclosed.


SUBMISSION OF STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

Any proposal submitted for inclusion in the Company's proxy statement and form of proxy for the 1997 Annual Meeting of Stockholders must be received at the Company's principal executive offices in St. Paul, Minnesota, on or before November 26, 1996.


By Order of the Board of Directors.

/s/ Roger P. Smith
ROGER P. SMITH
Secretary





Recycled Paper
40% Pre-consumer paper
10% Post-consumer paper



[LOGO]
MINNESOTA MINING AND MANUFACTURING COMPANY
3M CENTER, ST. PAUL, MINNESOTA 55144                                       PROXY

                 3M SAVINGS PLAN VOTING INSTRUCTIONS TO TRUSTEE

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON TUESDAY, MAY 14, 1996.

I hereby direct State Street Bank and Trust Company, as Trustee of the 3M Savings Plan Trust (the "Savings Plan Trust"), to vote at the Annual Meeting of Stockholders of Minnesota Mining and Manufacturing Company ("3M") to be held on May 14, 1996 (or at any adjournment thereof) the shares of 3M common stock allocated to my account in this Plan as specified on this instruction card.

I understand that this card must be received by the Norwest Bank Minnesota, N.A., acting as tabulation agent for the Trustee, by May 7, 1996. If it is not or if the voting instructions are invalid because not properly signed and dated, the shares held in my Savings Plan Trust Account will be voted by State Street Bank and Trust Company, as directed by the Public Issues Committee of the 3M Board of Directors.

PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THIS CARD.


                (continued, and to be signed, on the other side)

                                     [MAP]
The map shows major traffic approaches to the Civic Center Parking ramp. Since parking space is limited, those who can are urged to consider carpooling or public transportation.


                              SAVINGS PLAN SHARES

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 AND AGAINST
ITEM 3.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

ITEM 1. Election of directors

 --Nominees to 1999 Class:  (A) Ronald A. Mitsch  (B) Rozanne L. Ridgway
                            (C) Frank Shrontz     (D) Louis W. Sullivan
 --Nominees to 1997 Class:  (E) Ronald O. Baukol  (F) W. George Meredith

[ ] Vote FOR all nominees
[ ] Vote FOR ALL EXCEPT
   (use letter before nominee's name to indicate exceptions): ___________
[ ] Vote WITHHELD from all nominees

ITEM 2. Ratification of auditors           [ ] For    [ ] Against   [ ] Abstain

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 3.

ITEM 3. Stockholder proposal regarding reincorporation
                                           [ ] For    [ ] Against   [ ] Abstain

ITEM 4. In their discretion, to vote upon other matters properly coming before the meeting.

                                             __________________________________
                                             Signature

                                             __________________________________
                                             Signature

                                             __________________________________
                                             Date

                                             Please sign exactly as your name(s)
                                             appear above. If held in joint
                                             tenancy, all persons must sign.
                                             Trustees, administrators, etc.
                                             should include title and authority.
                                             Corporations should provide full
                                             name of corporation and title of
                                             authorized officer signing the
                                             proxy.


[LOGO]

ANNUAL MEETING OF STOCKHOLDERS
MAY 14, 1996
ST. PAUL CIVIC CENTER
ST. PAUL MINNESOTA

This is your ticket to the 1996 Annual Meeting. Please present it upon arrival and keep it with you during the day. Annual Meeting activities will begin at 8:30 a.m. with product demonstrations and displays. The meeting will start at 10:00 a.m. After the meeting, lunch will be served and the 3M store will be open.

The meeting will be held in the Roy Wilkins Auditorium. Hosts and hostesses will show you the way after you enter the Civic Center through the usual entrances.

The map shows major traffic approaches to the Civic Center Parking ramp. Since parking space is limited, those who can are urged to consider carpooling or public transportation.

                                ATTENDANCE CARD




[LOGO]
MINNESOTA MINING AND MANUFACTURING COMPANY
3M CENTER, ST. PAUL, MINNESOTA 55144                                       PROXY

                          3M VOLUNTARY INVESTMENT PLAN
       AND 3M EMPLOYEE STOCK OWNERSHIP PLAN VOTING INSTRUCTIONS TO TRUSTEE

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON TUESDAY, MAY 14, 1996.

I hereby direct State Street Bank and Trust Company, as Trustee of the 3M Employee Stock Ownership Plan Trust (the "ESOP Trust"), and a Trustee of the 3M Voluntary Investment Plan Trust (the "VIP Trust"), to vote at the Annual Meeting of Stockholders of Minnesota Mining and Manufacturing Company ("3M") to be held on May 14, 1996 (or at any adjournment thereof) the shares of 3M common stock allocated to my respective accounts in these two Plans as specified on this instruction card.

I understand that this card must be received by the Norwest Bank Minnesota, N.A., acting as tabulation agent for the Trustee, by May 7, 1996. If it is not or if the voting instructions are invalid because not properly signed and dated, the shares held in my ESOP Trust Account will be voted by State Street Bank and Trust Company in the same proportion that the other participants in the ESOP direct the Trustee to vote shares held in their ESOP Trust Acounts, and the shares held in my VIP Trust Account will be voted by State Street Bank and Trust Company as directed by the Public Issues Committee of the 3M Board of Directors.

PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THIS CARD.

                (continued, and to be signed, on the other side)

                                     [MAP]
The map shows major traffic approaches to the Civic Center Parking ramp. Since parking space is limited, those who can are urged to consider carpooling or public transportation.



            VIP SHARES                                  ESOP SHARES

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 AND AGAINST
ITEM 3.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

ITEM 1. Election of directors

 --Nominees to 1999 Class:  (A) Ronald A. Mitsch  (B) Rozanne L. Ridgway
                            (C) Frank Shrontz     (D) Louis W. Sullivan
 --Nominees to 1997 Class:  (E) Ronald O. Baukol  (F) W. George Meredith

[ ] Vote FOR all nominees
[ ] Vote FOR ALL EXCEPT
   (use letter before nominee's name to indicate exceptions): ___________
[ ] Vote WITHHELD from all nominees

ITEM 2. Ratification of auditors           [ ] For    [ ] Against   [ ] Abstain

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 3.

ITEM 3. Stockholder proposal regarding reincorporation
                                           [ ] For    [ ] Against   [ ] Abstain

ITEM 4. In their discretion, to vote upon other matters properly coming before the meeting.

                                             __________________________________
                                             Signature

                                             __________________________________
                                             Signature

                                             __________________________________
                                             Date

                                             Please sign exactly as your name(s)
                                             appear above. If held in joint
                                             tenancy, all persons must sign.
                                             Trustees, administrators, etc.
                                             should include title and authority.
                                             Corporations should provide full
                                             name of corporation and title of
                                             authorized officer signing the
                                             proxy.



[LOGO]

ANNUAL MEETING OF STOCKHOLDERS
MAY 14, 1996
ST. PAUL CIVIC CENTER
ST. PAUL MINNESOTA

This is your ticket to the 1996 Annual Meeting. Please present it upon arrival and keep it with you during the day. Annual Meeting activities will begin at 8:30 a.m. with product demonstrations and displays. The meeting will start at 10:00 a.m. After the meeting, lunch will be served and the 3M store will be open.

The meeting will be held in the Roy Wilkins Auditorium. Hosts and hostesses will show you the way after you enter the Civic Center through the usual entrances.

The map shows major traffic approaches to the Civic Center Parking ramp. Since parking space is limited, those who can are urged to consider carpooling or public transportation.

                                ATTENDANCE CARD





[LOGO]
MINNESOTA MINING AND MANUFACTURING COMPANY
3M CENTER, ST. PAUL, MINNESOTA 55144                                       PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON TUESDAY, MAY 14, 1996.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side of this card.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2 AND "AGAINST" ITEM 3.

By signing the proxy, you revoke all prior proxies and appoint L.D. DeSimone, A.E. Murray, and A.F. Jacobson, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

                (continued, and to be signed, on the other side)

                                     [MAP]
The map shows major traffic approaches to the Civic Center Parking ramp. Since parking space is limited, those who can are urged to consider carpooling or public transportation.



                                     SHARES

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 AND AGAINST
ITEM 3.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

ITEM 1. Election of directors

 --Nominees to 1999 Class:  (A) Ronald A. Mitsch  (B) Rozanne L. Ridgway
                            (C) Frank Shrontz     (D) Louis W. Sullivan
 --Nominees to 1997 Class:  (E) Ronald O. Baukol  (F) W. George Meredith

[ ] Vote FOR all nominees
[ ] Vote FOR ALL EXCEPT
   (use letter before nominee's name to indicate exceptions): ___________
[ ] Vote WITHHELD from all nominees

ITEM 2. Ratification of auditors           [ ] For    [ ] Against   [ ] Abstain

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 3.

ITEM 3. Stockholder proposal regarding reincorporation
                                           [ ] For    [ ] Against   [ ] Abstain

ITEM 4. In their discretion, to vote upon other matters properly coming before the meeting.

                                             __________________________________
                                             Signature

                                             __________________________________
                                             Signature

                                             __________________________________
                                             Date

                                             Please sign exactly as your name(s)
                                             appear above. If held in joint
                                             tenancy, all persons must sign.
                                             Trustees, administrators, etc.
                                             should include title and authority.
                                             Corporations should provide full
                                             name of corporation and title of
                                             authorized officer signing the
                                             proxy.


[LOGO]

ANNUAL MEETING OF STOCKHOLDERS
MAY 14, 1996
ST. PAUL CIVIC CENTER
ST. PAUL MINNESOTA

This is your ticket to the 1996 Annual Meeting. Please present it upon arrival and keep it with you during the day. Annual Meeting activities will begin at 8:30 a.m. with product demonstrations and displays. The meeting will start at 10:00 a.m. After the meeting, lunch will be served and the 3M store will be open.

The meeting will be held in the Roy Wilkins Auditorium. Hosts and hostesses will show you the way after you enter the Civic Center through the usual entrances.

The map shows major traffic approaches to the Civic Center Parking ramp. Since parking space is limited, those who can are urged to consider carpooling or public transportation.

                                ATTENDANCE CARD




[LOGO]
MINNESOTA MINING AND MANUFACTURING COMPANY
3M CENTER, ST. PAUL, MINNESOTA 55144                                       PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON TUESDAY, MAY 14, 1996.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side of this card.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2 AND "AGAINST" ITEM 3.

By signing the proxy, you revoke all prior proxies and appoint L.D. DeSimone, A.E. Murray, and A.F. Jacobson, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.


               (continued, and to be signed, on the other side)


IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 AND AGAINST
ITEM 3.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

ITEM 1. Election of directors

 --Nominees to 1999 Class:  (A) Ronald A. Mitsch  (B) Rozanne L. Ridgway
                            (C) Frank Shrontz     (D) Louis W. Sullivan
 --Nominees to 1997 Class:  (E) Ronald O. Baukol  (F) W. George Meredith

[ ] Vote FOR all nominees
[ ] Vote FOR ALL EXCEPT
   (use letter before nominee's name to indicate exceptions): ___________
[ ] Vote WITHHELD from all nominees

ITEM 2. Ratification of auditors           [ ] For    [ ] Against   [ ] Abstain

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 3.

ITEM 3. Stockholder proposal regarding reincorporation
                                           [ ] For    [ ] Against   [ ] Abstain

ITEM 4. In their discretion, to vote upon other matters properly coming before the meeting.

                                             __________________________________
                                             Signature

                                             __________________________________
                                             Signature

                                             __________________________________
                                             Date

                                             Please sign exactly as your name(s)
                                             appear above. If held in joint
                                             tenancy, all persons must sign.
                                             Trustees, administrators, etc.
                                             should include title and authority.
                                             Corporations should provide full
                                             name of corporation and title of
                                             authorized officer signing the
                                             proxy.



TO PARTICIPANTS IN THE 3M VOLUNTARY INVESTMENT PLAN
AND THE 3M EMPLOYEE STOCK OWNERSHIP PLAN

State Street Bank and Trust Company is Trustee of the Trusts established in connection with the 3M Employee Stock Ownership Plan (the "ESOP") and the 3M Voluntary Investment Plan (the "VIP"). As Trustee, it is the record owner of the shares of common stock of Minnesota Mining and Manufacturing Company ("3M") held in the ESOP and the Company Contribution Accounts of the VIP for the benefit of participants. Since the portion of the 3M Payroll-Based Employee Stock Ownership Plan ("PAYSOP") applicable to union-free employees was merged into the ESOP during 1990, the shares of 3M common stock held in the PAYSOP Trust have now been transferred to the ESOP Trust.

The ESOP and the VIP each permit participants, as Named Fiduciaries, to instruct the respective Trustees how to vote the number of shares of 3M common stock allocated to the participants' respective accounts. Additionally, as a Named Fiduciary of the ESOP, you are entiltled to direct the Trustee how to vote a proportionate number of shares which have not been allocated to participants or for which no instruction card has been received. The number of shares of 3M common stock held in your individual accounts in the ESOP and the VIP are indicated at the top of the enclosed voting instruction card.

We enclose (1) a Notice of Annual Meeting of 3M Stockholders to be held on May 14, 1996, and Proxy Statement, (2) a card for giving voting instructions, and
(3) a return envelope. If you complete the card and return it in the enclosed return envelope to Norwest Bank Minnesota, N.A., acting as tabulation agent for the Trustee, by May 7, 1996, the Trustee will vote, in accordance with your instructions, the shares of 3M common stock allocated to your respective accounts.

The Trustee remains at all times the record owner of the 3M common stock held in the ESOP and VIP accounts. The ability to instruct the Trustee how to vote confers no right on participants to vote directly at the Annual Meeting of Stockholders.

The enclosed instruction card must be properly completed if voting instructions are to be honored. If the card is not received by May 7, 1996, or if the voting instructions are invalid, the shares held in your ESOP Trust Account will be voted by State Street Bank and Trust Company in the same proportion that the other participants in the ESOP direct the Trustee to vote the shares held in their ESOP accounts, and the shares held in your VIP account shall be voted by State Street Bank and Trust Company as directed by the Public Issues Committee of the 3M Board of Directors.

Please complete, date, sign, and promptly return the enclosed voting instruction card.



TO PARTICIPANTS IN THE 3M SAVINGS PLAN

State Street Bank and Trust Company is Trustee of the Trust established in connection with the 3M Savings Plan (the "Savings Plan"). As Trustee, it is the record owner of the shares of common stock of Minnesota Mining and Manufacturing Company ("3M") held in the Savings Plan for the benefit of participants. Since the portion of the 3M Payroll-Based Employee Stock Ownership Plan ("PAYSOP") applicable to employees eligible to participate in the Savings Plan was merged into the Savings Plan during 1993, the shares of 3M common stock held in the PAYSOP Trust have now been transferred to the Savings Plan.

The Savings Plan permits participants to instruct the Trustee how to vote the number of shares of 3M common stock allocated to the participants' respective accounts. The number of shares of 3M common stock held in your individual account in the Savings Plan are indicated at the top of the enclosed voting instruction card.

We enclose (1) a Notice of Annual Meeting of 3M Stockholders to be held on May 14, 1996, and Proxy Statement, (2) a card for giving voting instructions, and
(3) a return envelope. If you complete the card and return it in the enclosed return envelope to Norwest Bank Minnesota, N.A., acting as tabulation agent for the Trustee, by May 7, 1996, the Trustee will vote, in accordance with your instructions, the shares of 3M common stock allocated to your account.

The Trustee remains at all times the record owner of the 3M common stock held in the Savings Plan accounts. The ability to instruct the Trustee how to vote confers no right on participants to vote directly at the Annual Meeting of Stockholders.

The enclosed instruction card must be properly completed if voting instructions are to be honored. If the card is not received by May 7, 1996, or if the voting instructions are invalid, the shares held in your Savings Plan account shall be voted by State Street Bank and Trust Company, as directed by the Public Issues Committee of the 3M Board of Directors.

Please complete, date, sign, and promptly return the enclosed voting instruction card.



IMPORTANT INFORMATION
IF YOU PLAN TO ATTEND THE ANNUAL MEETING

Again this year, the St. Paul Civic Center will be undergoing major renovation when you attend our 1996 Annual Meeting of Stockholders.

Parking will continue to be available in the Civic Center parking ramp, south of the arena. You may enter the ramp from either Kellogg Boulevard or on the lower level at the intersection of Ryan Avenue and Eagle Street. See map on reverse side of this card for details.

As part of the renovation, the pedestrian tunnel between the parking ramp and the Civic Center no longer exits. To enter the Civic Center from the parking ramp, take the parking ramp elevator to street level and cross Kellogg Boulevard. Officers will be on hand to help you cross the street safely. Or, you may take the parking ramp elevator to the lower level, where shuttle buses will be available to take you to the Civic Center entrance.

After the meeting, shuttle bus service will be available to return you to the parking ramp. Pick up locations will be posted inside the Civic Center.

Thank you for your patience with this major renovation project. We look forward to seeing you at this year's meeting.


                                     [MAP]
          Map describing different ways to get to the Annual Meeting.